SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Dobbin Road, Columbia Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On October 29, 2004, Martek Biosciences Kingstree Corporation (“Martek Kingstree”), a wholly-owned subsidiary of Martek Biosciences Corporation (“Martek”), and M&T Credit Services, LLC (“M&T Credit”) entered into a sale/leaseback transaction. In connection with this transaction, Martek Kingstree sold certain assets to M&T Credit and received net proceeds of $10.7 million. Pursuant to the terms of a master equipment lease entered into by the parties (the “Master Equipment Lease”), this equipment was then leased by Martek Kingstree from M&T Credit for a term of 60 months. This equipment will be used at the Kingstree, South Carolina facility. The Master Equipment Lease includes early buy back options at the 24th month and the 48th month, as well as a buy back option at the end of the lease term. The current lease payment is approximately $160,000 per month. Martek and Martek Biosciences Boulder Corporation (another wholly-owned Martek subsidiary) are guarantors of the obligations of Martek Kingstree to M&T Credit. Martek Kingstree has also provided to M&T Credit a guarantee totaling approximately $1.7 million related to the lease equipment’s residual value at the end of the 60 month lease term.

     The Master Equipment Lease contains financial and non-financial covenants which are similar to those currently contained in the Loan and Security Agreement dated January 26, 2004, as modified, among Martek, Manufacturers and Traders Trust Company, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Suntrust Bank, as Documentation Agent, and the “Lenders” party thereto (as amended, the “Senior Credit Agreement”). The Master Equipment Lease contains cross-default provisions whereby most defaults under the Senior Credit Agreement shall constitute defaults under the Master Equipment Lease. The Master Equipment Lease also provides for the payment of liquidated damages in the event a default thereunder occurs.

     M&T Credit is an affiliate of Manufacturers and Traders Trust Company, which is the Administrative Agent as well as a Lender under the Senior Credit Agreement.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

     As described above, Martek Kingstree and M&T Credit entered into a sale/leaseback transaction on October 29, 2004. The material terms of this transaction are described in Item 1.01 above and are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation
Date: November 4, 2004	By:	/s/ George P. Barker George P. Barker Senior Vice President, General Counsel and Secretary